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                                                                    Exhibit 10.1

                             FIRST AMENDMENT TO THE
                     IBT BANCORP, INC. AND RELATED COMPANIES
              DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

     The IBT Bancorp, Inc. and Related Companies Deferred Compensation Plan for Non-Employee Directors is hereby amended effective January 1, 2006 as follows:

     1. The tenth line of the second paragraph of Section 4.02 is amended by replacing the word "cash" with the word "credit."

     2. The second line of Section 6.03 is amended by the inserting the following after "an early distribution":

     of common stock of IBT

     3. Section 7.01 is replaced in its entirety with the following:

     MANNER OF PAYMENT. Upon the occurrence of a distribution event set forth in
     Section 6 above, (each such event being a "Distribution Event"), the Participant shall receive a distribution of IBT common stock as described below.

     (a) The entire balance in his Deferred Money Account maintained with a Participating Company, if any, remaining after the Valuation Date immediately following the date of the Distribution Event (the "Final Valuation Date") shall be converted to the extent possible into stock units as set forth in Section 4.02 above and credited to the Participant's Stock Unit Account. The aggregate value thereof shall then be charged to the Participant's Deferred Money Account. In the event a credit balance remains in the Participant's Deferred Money Account after such charge, an additional amount shall be credited, as a Participating Company contribution, to the Participant's Deferred Money Account, such additional contribution to equal the amount which, when added to the remaining credit balance prior to the contribution, is sufficient to convert the balance of the Deferred Money Account into a single stock unit as set forth in this Section 7.01(a). Said single stock unit shall then be credited to the Participant's Stock Unit Account and charged to the Participant's Deferred Money Account as set forth in this Section 7.01(a). The Valuation Date for purposes of all conversions made under this Section 7.01(a) shall be the Participant's Final Valuation Date; and

     (b) Payment of the balance in the Participant's Stock Unit Account maintained with the Participating Company as of the date of the Distribution Event, shall be made in shares of IBT common stock.

     4. The first paragraph of Section 7.02 is replaced with the following:

     FORM OF PAYMENT. Participant's benefit payable from the Plan Account shall be distributed in common stock of IBT Bancorp, Inc. in a single lump sum, unless an election is made to change the

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     form of payment to installment payments of said stock, by submitting an election form to the Committee in accordance with the following:

     (a) the election is requested at least twelve (12) months prior to the earliest distribution date;

     (b) the election shall not take effect until at least twelve (12) months after the date in which the election is made; and

     (c) the first benefit payment shall be delayed for a period of at least five (5) years from the Participant's originally scheduled benefit commencement date described in Section 6.01.

     5. The sixth line in Section 8(c) is amended by inserting "in common stock of IBT" before "in a single lump sum."

     6. The third and fourth lines of Section 9.01 are amended by inserting "in common stock of IBT" before "in a single lump sum."

     7. The fourteenth line in the second paragraph of Section 11 is amended by inserting "in common stock of IBT" before "in a lump sum."

     8. Notwithstanding any provision of the Plan to the contrary, no cash distribution shall be made either directly or indirectly from the Plan including, but not limited to, the Participant receiving cash from a Participating Company by exercising a "put option" right, if any. Consequently, pursuant to the Plan there shall exist no liquidation feature of any kind on the part of any Participating Company. Therefore, Participants shall have no mechanism other than the marketplace to ultimately sell their respective shares of IBT common stock to obtain cash. A Participating Company is under no obligation, has no intention to, and shall not repurchase the IBT shares earned under the Plan.

                                        IBT BANCORP, INC.


                                        By: /s/ Dennis P. Angner
                                            ------------------------------------
                                            Dennis P. Angner, President